UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 14, 2007

Concurrent Computer Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principals Officers; Election of Directors; Appointment of Principal Officers.

On December 13, 2007, Alex Best informed the Registrant that he has elected to resign from its Board of Directors effective December 14, 2007.  Mr. Best also serves as a Director for Arris Group Inc. (“Arris”) and cited the potential conflict of interest due to the acquisition of C-COR Incorporated, a competitor to Registrant, by Arris as the reason for his resignation.  Mr. Best has served as a director of the Registrant since January 2001 and served on the Nominating and Compensation Committees of Registrant’s Board of Directors.  Mr. Best’s decision to resign was not due to any disagreement with the Registrant.

A copy of the Registrant’s December 17, 2007 press release announcing Mr. Best’s retirement is attached hereto as Exhibit 99.1 and is incorporated by reference hereto in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Description of Document

99.1	Press Release dated December 17, 2007, announcing the departure of a director.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCURRENT COMPUTER CORPORATION

Date: December 17, 2007	By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer

EXHIBIT INDEX

Number	Description of Document

99.1	Press Release dated December 17, 2007, announcing the departure of a director.